Exhibit 4.5

EXECUTION

AMENDMENT TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this “Amendment”) is made as of September 1, 2008 by and among

1.             Light In The Box Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands (the “Company”),

2.             Light In The Box Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) (the “HK Subsidiary”),

3.             Lanting Jishi (Beijing) Technology, Co., Ltd. (兰亭集势（北京）科技有限公司), a company incorporated under the laws of the People’s Republic of China (the “PRC”) (the “Domestic Enterprise”),

4.             Mr. Guo Quji (郭去疾), a PRC citizen whose identification card number is 510105197509100012,

5.             Mr. Zhang Liang (张良), a PRC citizen whose identification card number is 610302197610292034,

6.             Mr. Wen Xin (文心), a PRC citizen whose identification card number is 440301198004202314 (together with Mr. Guo Quji and Mr. Zhang Liang, the “Founders” and each, a “Founder”),

7.             Mr. Liu Jun (刘俊), a PRC citizen whose identification card number is 310109197206254418,

8.             Mr. Xu Xiaoping (徐小平), a PRC citizen whose identification card number is 110108195605111817,

9.             Mr. Chit Jeremy Chau, a permanent resident of Hong Kong whose passport number is HA0668315 (together with Mr. Liu Jun and Mr. Xu Xiaoping, the “Angels” and each, an “Angel”),

10.           Ceyuan Ventures II, L.P., an exempted limited partnership organized and existing under the laws of Cayman Islands with its registered office at c/o M&C Corporate Services, Ugland House, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies, and

11.           Ceyuan Ventures Advisors Fund II, LLC., an exempted company organized and existing under the laws of Cayman Islands with its registered office at c/o M&C Corporate Services, Ugland House, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies (together with Ceyuan Ventures II, L.P., the “Investors” and each, an “Investor”).

RECITALS:

(A)          The parties hereto have entered into that certain Series A Preferred Share Purchase Agreement dated as of April 8, 2008 (the “Purchase Agreement”).

(B)           The parties desire to enter into this Amendment to amend certain terms of the Purchase Agreement in accordance with the provisions of the Purchase Agreement.

1.                               Defined Terms. For purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement (as amended hereby).

2.                               Amendments.

2.1.                              Section 1.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 1.2, which shall read as follows:

“1.2.                Agreement to Purchase and Sell Series A Shares. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Investors, and each of the Investors hereby agrees to purchase from the Company, on the date of the Closing (as defined below), such number of Series A Shares set forth opposite such Investor’s name under the caption “Number of Series A Shares” on Exhibit A, or an aggregate of 10,000,000 Series A Shares at the purchase price of US$0.50 per Series A Share (the “Purchase Price”), which consist of:

(i) with respect to cancellation of the indebtedness owed by the Company to the Investors for the bridge loan in the principal amount of US$1,000,000 (the “First Bridge Loan”) under that certain Convertible Promissory Notes dated April 8, 2008 issued by the Company to the Investors, an aggregate of 2,000,000 Series A Shares;

(ii) with respect to cancellation of the indebtedness owed by the Company to the Investors for the bridge loan in the principal amount of US$1,000,000 (the “Second Bridge Loan”) under that certain Convertible Promissory Notes dated September 1, 2008 issued by the Company to the Investors, an aggregate of 2,000,000 Series A Shares; and

(ii) with respect to cash payment of US$3,000,000 to the Company by the Investors, an aggregate of 6,000,000 Series A Shares.”

2.2.                              Section 2.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 2.3, which shall read as follows:

“2.3.                Deliveries by the Investors at Closing. At the Closing, subject to the fulfillment of all the conditions set forth in Section 6 below, the Investors shall pay the Purchase Price by i) wire transfer of US$3,000,000 of immediately available funds in U.S. dollars to an account designated by the Company, provided that wire transfer instructions shall be delivered to the Investors at least seven (7) business days prior to the Closing, and ii) cancellation of the indebtedness owed by the Company to the Investors for the First Bridge Loan and the Second Bridge Loan.”

2.3.                              Exhibit A of the Purchase Agreement is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

3.                               Other Provisions. All other provisions of the Purchase Agreement shall remain in full force and effect, shall continue to be binding on the parties hereto and are in all respects ratified and confirmed hereby.

4.                               Governing Law. This Amendment shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

5.                               Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. GROUP COMPANIES: LightInTheBox Holding Co., Ltd. By: /s/ Chit Jeremy Chau Name: Chit Jeremy Chau Title: Director LIGHT IN THE BOX LIMITED By: Name: Title: Director LANTING JISHI (BEIJING) TECHNOLOGY, CO., LTD. By: Name: Wen Xin Title: Legal Representative AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. GROUP COMPANIES: LightInTheBox Holding Co., Ltd. By: Name: Title: Director LIGHT IN THE BOX LIMITED By: /s/ Quji Guo Name: Quji Guo Title: Director LANTING JISHI (BEIJING) TECHNOLOGY, CO., LTD. By: Name: Wen Xin Title: Legal Representative AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. GROUP COMPANIES: LightInTheBox Holding Co., Ltd. By: Name: Title: Director LIGHT IN THE BOX LIMITED By: Name: Title: Director lanting jishi (beijing)technology, co., ltd. By: /s/ Wen Xin Name: Wen Xin Title: Legal Representative AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. FOUNDERS: /s/ Guo Quji GUO QUJI ZHANG LIANG WEN XIN ANGELS: LIU JUN XU XIAOPING CHIT JEREMY CHAU AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. FOUNDERS: GUO QUJI /s/ Zhang Liang ZHANG LIANG /s/ Wen Xin WEN XIN ANGELS: LIU JUN XU XIAOPING CHIT JEREMY CHAU AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. FOUNDERS: GUO QUJI ZHANG LIANG WEN XIN ANGELS: /s/ Liu Jun LIU JUN XU XIAOPING CHIT JEREMY CHAU AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. FOUNDERS: GUO QUJI ZHANG LIANG WEN XIN ANGELS: LIU JUN /s/ Xu Xiaoping XU XIAOPING CHIT JEREMY CHAU AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. FOUNDERS: GUO QUJI ZHANG LIANG WEN XIN ANGELS: LIU JUN XU XIAOPING /s/ Chit Jeremy Chau CHIT JEREMY CHAU AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written. INVESTORS: Ceyuan Ventures Ii, L.P. By: Name: Title: CEYUAN VENTURES ADVISORS FUND II, LLC By: Name: Title: AMENDMENT TO LITB SERIES A SHARE PURCHASE AGREEMENT

EXHIBIT A

Schedule of Investors

		Purchase Price (US$)
Investors	Number of Purchased Shares	Cancellation of First Bridge Loan	Cancellation of Second Bridge Loan	Cash	Total
Ceyuan Ventures II, L.P.	9,625,000	$962,500	$962,500	$2,887,500	$4,812,500
Ceyuan Ventures Advisors Fund II, LLC.	375,000	$37,500	$37,500	$112,500	$187,500
Total	10,000,000	$1,000,000	$1,000,000	$3,000,000	$5,000,000